EXHIBIT 23.6


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 1996, with respect to the financial statements of Superior Communication Group, Inc. incorporated by reference in the Registration Statement (Form S-3 No. 333-12255) and related Prospectus of Sinclair Broadcast Group, Inc.

                                                         /s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
November 5, 1996